POWER OF ATTORNEY
            KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Joel M. Frank, David M. Becker and Joseph A. Brucchieri such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:
      (a)        prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID (or any
successor form), including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the "Securities
Exchange Act") or any rule or regulation of the SEC promulgated thereunder;
      (b)        execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Och-Ziff Capital Management Group LLC (the "Company"), Forms 3,
4, and 5 in accordance with Section 16(a) of the Securities Exchange Act and the rules thereunder;
      (c)        do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and
      (d)        take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
            The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act.
            Any power of attorney previously granted by the undersigned with respect to the same subject matter as this Power of Attorney is hereby revoked. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, except that in respect of any attorney-in-fact who ceases to be an employee or executive managing director of, or otherwise ceases to be actively involved in the business of, the Company and its affiliates, this Power of Attorney shall be revoked and shall cease to be effective immediately upon the occurrence of such event.
[Signature Page Follows]

            IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 22nd day of August, 2014.

/s/ Georganne Proctor
Name: Georganne Proctor